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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cypress Semiconductor Corporation 1999 Non-Statutory Stock Option Plan of our reports dated September 12, 1998, with respect to the consolidated financial statements of IC WORKS, Inc. included in the Current Report on Form 8-K/A, of Cypress Semiconductor Corporation, dated March 24, 1999, filed with the Securities and Exchange Commission


April 19, 1999                                            /s/  Ernst & Young LLP
San Jose, California